EXHIBIT 99.1

S1 Corporation Reports First Quarter 2011 Financial Results

Revenue Increased 13% in the First Quarter of 2011 Compared to the First Quarter of 2010

Adjusted EBITDA Increased 82% in the First Quarter of 2011 Compared to the First Quarter of 2010

Raises Full Year 2011 Revenue and Adjusted EBITDA Guidance

NORCROSS, Ga., May 4, 2011 (GLOBE NEWSWIRE) --S1 Corporation (Nasdaq:SONE), a leading global provider of payments and financial services software solutions, today announced financial results for the first quarter ended March 31, 2011:

Financial Results and Operating Highlights

  Total revenue increased 13% to $57.8 million in the first quarter of 2011 compared with $51.2 million in the first quarter of 2010. This increase was due primarily to growth in Software licenses revenue across all segments, higher Professional services revenue in our Payments and Banking: Large FI segments, and higher Hosting revenue in our Banking: Community FI segment primarily due to the PM Systems acquisition in March 2010.
  U.S. GAAP net income was $0.7 million, or $0.01 per share, in the first quarter of 2011 compared with U.S. GAAP net loss of $1.1 million, or ($0.02) per share, in the first quarter of 2010. These figures include stock-based compensation expense of $0.8 million and $0.4 million in the first quarter of 2011 and 2010, respectively.
  Adjusted EBITDA increased 82% to $5.1 million in the first quarter of 2011 compared with $2.8 million in the first quarter of 2010. Adjusted EBITDA does not include stock-based compensation expense and is described below and reconciled to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP in Tables 4, 5, 6 and 7, provided below.
  Net cash provided by operating activities was $4.1 million in the quarter ended March 31, 2011 compared with $18.1 million in the quarter ended March 31, 2010. During the first quarter of 2011, the Company paid in full the note payable of $5.0 million related to the Company's corporate headquarters. The Company had cash and cash equivalents of $59.9 million as of March 31, 2011.
  Revenue backlog, which is discussed in further detail below, in the Company's Payments and Banking: Large FI segments was $64.3 million as of March 31, 2011, a 57% increase compared to $41.0 million as of March 31, 2010.
  Sales bookings in the Company's Payments and Banking: Large FI segments was $60.9 million in the six months ended March 31, 2011, a 29% increase compared to $47.2 million in the six months ended March 31, 2010.
  Notable first quarter 2011 contract signings include:
  A top five bank in Thailand for S1's payments solution;
  A top three bank in Colombia for S1's payments solution;
  Another top three bank in Colombia for S1's corporate online banking solution; and
  A U.S. West-Coast based commercial bank for S1's business online banking solution.
  The Company raised its full year 2011 financial guidance to $230 to $240 million in revenue and $24 to $28 million in Adjusted EBITDA, up from previous guidance of $225 to $235 million in revenue and $22 to $27 million in Adjusted EBITDA.

"We got off to a good start in 2011," said Johann Dreyer, Chief Executive Officer, S1 Corporation. "In addition to adding nine new customers in the first quarter, we had a very strong quarter of cross-sales into our existing customer base. With the shift in our business model largely behind us and the significant sales opportunities we continue to see around the world, we are raising our 2011 financial guidance."

Conference Call, Webcast and Slide Information

Management will host a conference call to discuss its first quarter 2011 results on Thursday, May 5, 2011, at 8:30 a.m. ET. Participants may access the call by dialing (877) 899-9075 (United States) or (706) 758-0819 (International) and entering passcode 62139202. Investors may also access a live audio webcast of this conference call by visiting www.s1.com and entering the Investor Relations section under "About S1".

A replay of the webcast will be available approximately two hours after the conclusion of the call. A telephone replay will also be available approximately two hours after the conclusion of the call through May 19, 2011. To access the replay, please dial (800) 642-1687 or (706) 645-9291 and enter passcode 62139202.

Non-GAAP Measures and Reconciliation to U.S. GAAP

Our results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). In addition to U.S. GAAP financial measures, we use non-GAAP measures to evaluate our financial performance, assist management decisions, and in communications with our Board of Directors, stockholders, analysts and investors concerning our financial performance. Although we believe that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with U.S. GAAP. The use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under U.S. GAAP and because they involve the exercise of management's judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement U.S. GAAP financial results. Our non-GAAP financial measures may be different from such measures used by other companies.

We are presenting Adjusted EBITDA, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income for our consolidated results and Operating income for our segment results. We define Adjusted EBITDA as, in the case of our consolidated results, Net income plus interest and other expense (income), plus income taxes or, in the case of our segment results, Operating income, in each case adjusted for depreciation, amortization of intangibles, and stock-based compensation expense. We believe that excluding depreciation, amortization, stock-based compensation expense, interest and other expense (income) and income taxes provides supplemental information and an alternative presentation useful to investors understanding our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but they are also based on management's estimates of remaining useful lives. Additionally, while stock-based compensation is an important part of overall compensation expense, a portion of our stock-based compensation expense is the result of cash-settled stock appreciation rights that are revalued each quarter for U.S. GAAP earnings based in part on the closing price of our stock on the last day of the quarter. Consequently, fluctuations in our stock price can have a significant impact on our reported U.S. GAAP earnings. See Tables 4, 5, 6 and 7 for reconciliations of non-GAAP Adjusted EBITDA.

We are presenting Cash earnings per share, a non-GAAP financial measure, below and reconciling to the most directly comparable U.S. GAAP equivalent of which is Net income and earnings per share. We define Cash earnings as Net income plus amortization of intangibles, stock-based compensation and deferred income taxes. We calculate Cash earnings per share by adding back the per share impact of adjustments from diluted earnings per share. We believe Cash earnings per share is a useful financial measure which provides supplemental information and an alternative presentation useful to investors understanding trends of our income. Amortization of intangibles is generally expensed over several periods and may not be indicative of current cash expenditures. We believe the exclusion of stock-based compensation provides useful supplemental information to help understand the changes in our earnings per share due to the fluctuations of our cash-settled stock appreciation rights included in stock compensation. We exclude the impact of deferred income taxes on earnings as the temporary differences and the changes in valuation allowances may be misleading for trend analysis. See Table 1 for reconciliation of non-GAAP Cash earnings per share to U.S. GAAP Diluted earnings per share.

We are presenting an estimate of revenue backlog for our Payments and Banking: Large Financial Institution segments which is defined as an estimate of revenue for software licenses, including term licenses, professional services, and hosting services, in each case as specified in executed contracts that we believe will be recognized in revenue over the next 12 months. The portion of the estimate from our Banking: Large Financial Institution segment does not include revenue associated with the State Farm business or the custom development for an international branch customer ("Custom Projects"). We believe that presenting this estimate provides supplemental information and an alternative presentation useful to investors understanding trends in our business including the shift we are experiencing toward recognizing more software license revenue using the percentage of completion method.

Our estimate of revenue backlog requires substantial judgment of our management, is based on a number of assumptions, which may turn out to be inaccurate or wrong, and is subject to a number of factors and uncertainties, many of which are outside of our control. Such assumptions, factors and uncertainties include, but are not limited to, the following:

  Revenue for term licenses and hosting services are the annualized amount expected over the next 12 months as of the date presented;
  Foreign currency exchange rates are assumed to remain constant over the 12 month period for contracts stated in currencies other than the U.S. Dollar;
  Perpetual licenses and professional services are based on current estimates of project completion over the next 12 months;
  Our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition or general changes in economic conditions within their industries or geographic locations;
  We may experience delays in the development or delivery of products or services specified in customer contracts; and
  Our estimate is based on constant hosting transaction volumes, and changes in hosting transaction volumes may impact the amount of revenue actually recognized in future periods.

Estimates of future financial results are inherently unreliable. Accordingly, there can be no assurance that the amounts included in our estimate of revenue backlog will be recognized over the next 12 months, or at all. Additionally, because our estimate of revenue backlog is an operating metric, it is not subject to the same level of internal review or control as a U.S. GAAP financial measure.

About S1 Corporation

Leading banks, credit unions, retailers, and processors need technology that adapts to the complex and challenging needs of their businesses. These organizations want solutions that can respond quickly to changes in the marketplace and help grow their businesses.  For more than 20 years, S1 Corporation (Nasdaq:SONE) has been a leader in developing software products that offer flexibility and reliability. Over 3,000 organizations worldwide depend on S1 for payments, online banking, mobile banking, voice banking, branch banking and lending solutions that deliver a competitive advantage. More information is available at www.s1.com.

Forward Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words "believes," "expects," "may," "will," "should," "projects," "contemplates," "anticipates," "estimates," "forecasts," "intends" or similar terminology identify forward-looking statements. Forward-looking statements may include projections of our revenue, expenses, Adjusted EBITDA, revenue backlog, capital expenditures, earnings per share, product development projects, future economic performance or management objectives. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com  or the SEC's web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement for any reason, even if new information becomes available.

S1 Corporation
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)
TABLE 1

	Three Months Ended
	3/31/2011	3/31/2010

Revenue:
Software licenses	$ 8,836	$ 5,739
Support and maintenance	16,130	15,643
Professional services	18,767	17,430
Hosting	14,107	12,347
Total revenue	57,840	51,159

Operating expenses:
Cost of software licenses (1)	599	382
Cost of professional services, support and maintenance (1)	23,113	19,414
Cost of hosting (1)	7,345	6,668
Selling and marketing	7,281	6,684
Product development	8,783	8,720
General and administrative	6,766	7,047
Depreciation and amortization	2,533	2,386
Total operating expenses	56,420	51,301

Operating income (loss)	1,420	(142)

Interest income	47	56
Interest expense	(152)	(120)
Other non-operating expense	(182)	(157)
Interest and other expense, net	(287)	(221)

Income (loss) before income tax expense	1,133	(363)
Income tax expense	(451)	(693)
Net income (loss)	$ 682	$ (1,056)

Income (loss) per share:
Basic	$ 0.01	$ (0.02)
Diluted	$ 0.01	$ (0.02)

Weighted average common shares outstanding - basic	53,382,817	51,743,937
Weighted average common shares outstanding - diluted	54,126,619	51,743,937

Reconciliation to Cash income (loss) per share:
Diluted income (loss) per share	$ 0.01	$ (0.02)
Amortization of intangibles	0.01	0.01
Stock-based compensation expense	0.02	--
Deferred income taxes	--	--
Non-GAAP Cash income (loss) per share	$ 0.04	$ (0.01)

(1) Excludes charges for depreciation. Cost of software licenses includes amortization of acquired technology.

S1 Corporation
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)
TABLE 2

	March 31,	December 31,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$ 59,920	$ 61,917
Accounts receivable, net	54,862	44,370
Prepaid expenses	4,566	4,827
Other current assets	7,507	6,612
Total current assets	126,855	117,726
Property and equipment, net	21,937	22,330
Intangible assets, net	11,098	11,846
Goodwill, net	147,895	147,544
Other assets	8,377	10,207
Total assets	$ 316,162	$ 309,653

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 9,194	$ 9,779
Accrued compensation and benefits	11,593	9,705
Current portion of debt obligation	56	5,046
Accrued restructuring	954	1,528
Income taxes payable	156	1,950
Deferred revenues	48,575	38,022
Other current liabilities	2,353	2,853
Total current liabilities	72,881	68,883
Other liabilities	3,059	3,157
Total liabilities	$ 75,940	$ 72,040

Stockholders' equity:
Common stock	534	533
Additional paid-in-capital	1,804,147	1,802,795
Accumulated deficit	(1,563,135)	(1,563,817)
Accumulated other comprehensive loss	(1,324)	(1,898)
Total stockholders' equity	240,222	237,613
Total liabilities and stockholders' equity	$ 316,162	$ 309,653

Common shares issued and outstanding	53,421,860	53,317,063

S1 Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
TABLE 3

	Three Months Ended
	3/31/2011	3/31/2010

Cash flows from operating activities:
Net income (loss)	$ 682	$ (1,056)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	2,825	2,565
Provision for doubtful accounts receivable and billing adjustments	61	48
Deferred income taxes	(30)	(106)
Stock-based compensation expense	844	373
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(10,511)	11,548
Decrease (increase) in prepaid expenses and other assets	1,381	(405)
(Decrease) increase in accounts payable and other liabilities	(1,726)	382
Increase (decrease) in accrued compensation and benefits	2,040	(2,107)
(Decrease) increase in income taxes payable	(1,852)	498
Increase in deferred revenue	10,431	6,334
Net cash provided by operating activities	4,145	18,074
Cash flows from investing activities:
Purchases of investment securities	--	(1,117)
Acquisitions, net of acquired cash	--	(29,249)
Purchases of property, equipment and technology	(1,713)	(908)
Net cash used in investing activities	(1,713)	(31,274)
Cash flows from financing activities:
Proceeds (payments) from the exercise of stock awards	309	(48)
Payments on capital leases and debt obligations	(4,997)	(332)
Net cash used in financing activities	(4,688)	(380)
Effect of exchange rate changes on cash and cash equivalents	259	39
Net decrease in cash and cash equivalents	(1,997)	(13,541)
Cash and cash equivalents at beginning of period	61,917	61,784
Cash and cash equivalents at end of period	$ 59,920	$ 48,243

S1 Corporation
Consolidated Statements of Operations
(In thousands)
(Unaudited)
TABLE 4

	Three Months Ended
	3/31/2011	3/31/2010

Revenue:
Software licenses	$ 8,836	$ 5,739
Support and maintenance	16,130	15,643
Professional services	18,767	17,430
Hosting	14,107	12,347
Total revenue	57,840	51,159

Operating expenses:
Cost of software licenses	599	382
Cost of professional services, support and maintenance	23,113	19,414
Cost of hosting	7,345	6,668
Selling and marketing	7,281	6,684
Product development	8,783	8,720
General and administrative	6,766	7,047
Depreciation and amortization	2,533	2,386
Total operating expenses (1)	56,420	51,301

Operating income (loss)	1,420	(142)

Interest income	47	56
Interest expense	(152)	(120)
Other non-operating expense	(182)	(157)
Interest and other expense, net	(287)	(221)

Income (loss) before income tax expense	1,133	(363)
Income tax expense	(451)	(693)
Net income (loss)	$ 682	$ (1,056)

Reconciliation to Adjusted EBITDA:
Net income (loss)	$ 682	$ (1,056)
Interest and other expense, net	287	221
Income tax expense	451	693
Depreciation	2,082	2,054
Amortization	743	511
Stock-based compensation expense	844	373
Non-GAAP Adjusted EBITDA	$ 5,089	$ 2,796

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 35	$ 67
Cost of hosting	30	31
Selling and marketing	89	(76)
Product development	93	(23)
General and administrative	597	374
Stock-based compensation expense	$ 844	$ 373

S1 Corporation
Payments Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 5

	Three Months Ended
	3/31/2011	3/31/2010

Revenue:
Software licenses	$ 4,907	$ 3,325
Support and maintenance	6,060	5,301
Professional services	4,697	3,904
Hosting	308	306
Total revenue	15,972	12,836

Operating expenses:
Cost of software licenses	18	114
Cost of professional services, support and maintenance	5,810	4,352
Cost of hosting	375	212
Selling and marketing	3,458	2,982
Product development	1,540	1,455
General and administrative	2,249	2,034
Depreciation and amortization	510	467
Total operating expenses (1)	13,960	11,616

Operating income	$ 2,012	$ 1,220

Reconciliation to Adjusted EBITDA:
Operating income	$ 2,012	$ 1,220
Depreciation	379	345
Amortization	131	122
Stock-based compensation expense	302	158
Non-GAAP Adjusted EBITDA	$ 2,824	$ 1,845

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 21	$ 16
Cost of hosting	1	4
Selling and marketing	73	26
Product development	24	20
General and administrative	183	92
Stock-based compensation expense	$ 302	$ 158

S1 Corporation
Banking: Large Financial Institution Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 6

	Three Months Ended
	3/31/2011	3/31/2010

Revenue:
Software licenses	$ 1,766	$ 645
Support and maintenance	5,431	5,246
Professional services	13,084	12,649
Hosting	5,755	6,199
Total revenue	26,036	24,739

Operating expenses:
Cost of software licenses	126	128
Cost of professional services, support and maintenance	11,926	9,901
Cost of hosting	3,642	3,720
Selling and marketing	2,154	2,280
Product development	4,188	4,221
General and administrative	2,547	3,175
Depreciation and amortization	1,104	1,088
Total operating expenses (1)	25,687	24,513

Operating income	$ 349	$ 226

Reconciliation to Adjusted EBITDA:
Operating income	$ 349	$ 226
Depreciation	1,104	1,088
Amortization	61	61
Stock-based compensation expense	304	124
Non-GAAP Adjusted EBITDA	$ 1,818	$ 1,499

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ (3)	$ 44
Cost of hosting	7	12
Selling and marketing	(2)	(119)
Product development	48	(17)
General and administrative	254	204
Stock-based compensation expense	$ 304	$ 124

S1 Corporation
Banking: Community Financial Institution Segment
Statements of Operations
(In thousands)
(Unaudited)
TABLE 7

	Three Months Ended
	3/31/2011	3/31/2010

Revenue:
Software licenses	$ 2,163	$ 1,769
Support and maintenance	4,639	5,096
Professional services	986	877
Hosting	8,044	5,842
Total revenue	15,832	13,584

Operating expenses:
Cost of software licenses	455	140
Cost of professional services, support and maintenance	5,377	5,161
Cost of hosting	3,328	2,736
Selling and marketing	1,669	1,422
Product development	3,055	3,044
General and administrative	1,970	1,838
Depreciation and amortization	919	831
Total operating expenses (1)	16,773	15,172

Operating loss	$ (941)	$ (1,588)

Reconciliation to Adjusted EBITDA:
Operating loss	$ (941)	$ (1,588)
Depreciation	599	621
Amortization	551	328
Stock-based compensation expense	238	91
Non-GAAP Adjusted EBITDA	$ 447	$ (548)

(1) Includes stock-based compensation expense of:
Cost of professional services, support and maintenance	$ 17	$ 7
Cost of hosting	22	15
Selling and marketing	18	17
Product development	21	(26)
General and administrative	160	78
Stock-based compensation expense	$ 238	$ 91
CONTACT:  Investor Contact:
          Paul M. Parrish
          Chief Financial Officer
          404.923.3500
          paul.parrish@s1.com